UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 5, 2014

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda	HM 11
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2014 Annual General Meeting of Shareholders of Kosmos Energy Ltd. (the “Company”) was held on June 5, 2014. There were 388,251,802 common shares entitled to vote at the meeting and a total of 362,556,329 (approximately 93.38%) were represented at the meeting.

The proposals voted upon at the 2014 Annual General Meeting of Shareholders and the final results of the vote on each proposal were as follows:

Proposal 1—The election of eleven directors to hold office until the 2015 Annual General Meeting of Shareholders, and until their respective successors are elected.

Each nominee for director was elected by a vote of the shareholders as follows:

Nominees	Votes For	Votes Withheld	Not Voted (Broker Non-Votes)

Andrew G. Inglis	305,819,222	33,578,504	23,158,603
Brian F. Maxted	312,558,768	26,838,958	23,158,603
Sir Richard B. Dearlove	338,382,856	1,014,870	23,158,603
David I. Foley	312,458,069	26,939,657	23,158,603
David B. Krieger	312,940,665	26,457,061	23,158,603
Joseph P. Landy	307,133,014	32,264,712	23,158,603
Prakash A. Melwani	307,131,314	32,266,412	23,158,603
Adebayo (“Bayo”) O. Ogunlesi	337,620,617	1,777,109	23,158,603
Lars H. Thunell	338,376,171	1,021,555	23,158,603
Chris Tong	338,380,362	1,017,364	23,158,603
Christopher A. Wright	338,360,399	1,037,327	23,158,603

Proposal 2—The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and the authorization of the Company’s Audit Committee of the Board of Directors to determine their remuneration.

The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstain

361,461,389	891,109	203,831

Proposal 3—Nonbinding, advisory vote to approve the compensation of the Company’s named executive officers as disclosed in its proxy statement.

The compensation of the Company’s named executive officers was approved by nonbinding, advisory vote of the shareholders as follows:

Votes For	Votes Against	Abstain	Not Voted (Broker Non-Votes)

336,453,257	2,879,938	64,531	23,158,603

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2014

KOSMOS ENERGY LTD.

	By:	/s/ W. Greg Dunlevy
W. Greg Dunlevy
Executive Vice President and Chief Financial Officer